CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2002, relating to the 2001 consolidated financial statements of USURF America, Inc. and Subsidiaries.

/s/ Postlethwaite & Netterville

POSTLETHWAITE & NETTERVILLE, CPAs

Baton Rouge, LA

December 23, 2002